Exhibit 99.1

First Foundation Inc. Announces Reclassification of $1.9 Billion of Multifamily Portfolio to Loans Held for Sale and Conversion of Series B Noncumulative Convertible Preferred Stock to Common Stock

October 3, 2024

DALLAS, Texas --(BUSINESS WIRE) -- First Foundation Inc. (“we,” “our,” “us,” “First Foundation” or the “Company”) (NYSE: FFWM), a financial services company with two wholly owned operating subsidiaries, First Foundation Advisors and First Foundation Bank, today announced the reclassification of a portion of its multifamily portfolio totaling $1.9 billion principal balance from loans held to maturity to loans held for sale (the “Loan Reclassification”).

“Our decision to transfer these multifamily loans to held for sale marks an important next step in the Company's strategic roadmap to fortify the balance sheet and embrace a more offensive-minded posture,” said Scott F. Kavanaugh, CEO of First Foundation Inc. “We believe this move will position the Company for a return to its historical profitability and performance levels. Based on recent Southern California-focused multifamily transactions and renewed optimism for lower rates, we expect third quarter-end fair-value pricing to surpass 92% of the $1.9 billion principal balance. While the resulting write-down to fair value will meaningfully impact third-quarter earnings and will reduce our ‘as converted’ tangible book value per share, we expect the move to provide the flexibility needed to work with credit-minded counterparties in exploring a variety of options for securitizing or selling the loans and maximizing final execution pricing. Given the relatively short time to repricing for this pool of loans, which is between two and a half and three years, we expect final pricing to exceed currently estimated fair values.”

The Company also announced today that, following its Special Meeting of Stockholders held on September 30, 2024, all of the issued and outstanding shares of the Company’s Series B Noncumulative Convertible Preferred Stock (“Series B Preferred Stock”) issued by the Company on July 8, 2024 in connection with its previously announced capital raise (the “July 2024 Capital Raise”) automatically converted into an aggregate of 14,490,000 shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) as of the close of business on October 2, 2024.

Following this conversion, the following securities of the Company were issued and outstanding as of the close of business on October 2, 2024: 82,345,084 shares of Common Stock; 29,811 shares of the Company’s Series A Noncumulative Preferred Stock (“Series A Preferred Stock” and, together with the Series B Preferred Stock, the “Preferred Stock”), each share of which is automatically convertible into 1,000 shares of Common Stock in the event of a transfer by the holder thereof consistent with the rules and limitations of Regulation Y and the Bank Holding Company Act of 1956, as amended, subject to certain limitations (a “Reg Y Transfer”), and all of which shares of Series A Preferred Stock represent the right (on an as converted basis) to receive approximately 29,811,000 shares of Common Stock; and net-settled warrants (the “Warrants”), which are not exercisable until January 5, 2025, affording the holder thereof the right, until July 8, 2031, to purchase a total of 22,239 shares of a new class of non-voting, common-equivalent preferred stock of the Company (“Series C NVCE Stock”), each share of which is convertible into 1,000 shares of Common Stock in a Reg Y Transfer, and all of which shares of Series C NVCE Stock, upon issuance, will represent the right (on an as converted basis) to receive 22,239,000 shares of Common Stock.

The following table shows First Foundation’s pro forma tangible book value as of June 30, 2024, as adjusted to reflect the July 2024 Capital Raise and the conversion of the shares of Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock. The following table does not reflect the Loan Reclassification, the issuance of Series C NVCE Stock upon exercise of the Warrants or the issuance of Common Stock upon the conversion of Series C NVCE Stock.

Pro Forma Tangible Book Value Per Share (unaudited)

Shareholders’ Equity as of June 30, 2024:
(in thousands, except per share amounts and number of shares outstanding)
Shareholders’ Equity	$933,244
Less: Intangible Assets	(4,222)
Tangible Common Equity(1)	$929,022

Add: July 2024 Capital Raise:
Series A Preferred Equity	$87,888
Series B Preferred Equity	42,719
Common Equity(2)	84,446
Total Equity from July 2024 Capital Raise	$215,053
Total Tangible Common Equity (as adjusted)	$1,144,075

Common Shares Outstanding as of June 30, 2024:	56,543,382
Common Shares Issued in the July 2024 Capital Raise and upon Conversion of Preferred Shares:
Common Shares underlying the Series A Preferred Shares	29,811,000
Common Shares underlying the Series B Preferred Shares	14,490,000
Common Shares	11,308,676
Common Shares Outstanding (as adjusted)(3)	112,153,058

Pro Forma Tangible Book Value Per Share (as adjusted)	$10.20

(1)	Non-GAAP financial measure
(2)	Includes common stock, additional paid-in-capital and other non-preferred shareholders’ equity accounts
(3)	Excludes (a) 22,239,000 shares of common stock issuable upon conversion of 22,239 shares of Series C Preferred Stock issuable upon exercise of the Warrants issued in the July 2024 Capital Raise at the exercise price of $5,125 per preferred share and (b) the dilutive effect of 8,825 shares related to restricted stock unit awards outstanding as of June 30, 2024.

About First Foundation

First Foundation Inc. (NYSE: FFWM) and its subsidiaries offer personal banking, business banking, and private wealth management services, including investment, trust, insurance, and philanthropy services. This comprehensive platform of financial services is designed to help clients at any stage in their financial journey. The broad range of financial products and services offered by First Foundation are more consistent with those offered by larger financial institutions, while its high level of personalized service, accessibility, and responsiveness to clients is more aligned with community banks and boutique wealth management firms. This combination of an integrated platform of comprehensive financial products and personalized service differentiates First Foundation from many of its competitors and has contributed to the growth of its client base and business. Learn more at firstfoundationinc.com or connect with us on LinkedIn and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, including forward-looking statements regarding our expectations and beliefs about the quarter-end fair-value pricing of the loans transferred to held for sale, potential loans sales and our future financial performance, financial condition and plans. Forward-looking statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," "outlook," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." The forward-looking statements in this press release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results and activities in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this press release and could cause us to make changes to our future plans. Those risks and uncertainties include, but are not limited to, the risk of incurring credit losses, which is an inherent risk of the banking business; the quality and quantity of our deposits; adverse developments in the financial services industry generally such as bank failures and any related impact on depositor behavior or investor sentiment; risks related to the sufficiency of liquidity; risk that we will not be able to grow at historic rates or at all; the risk that we will not be able to access the securitization market or otherwise sell loans on favorable or anticipated terms or at all; changes in general economic conditions, including real estate values, either nationally or locally in the areas in which we conduct or will conduct our business; risks associated with changes in interest rates, which could adversely affect our interest income, interest rate margins, and the value of our interest-earning assets, and therefore, our future operating results; the risk that the performance of our investment management business or of the equity and bond markets could lead clients to move their funds from or close their investment accounts with us, which would reduce our assets under management and adversely affect our operating results; negative impacts of news or analyst reports about us or the financial services industry; the impacts of inflation on us and our customers; results of examinations by regulatory authorities and the possibility that such regulatory authorities may, among other things, limit our business activities or our ability to pay dividends, or impose fines, penalties or sanctions; the risk that we may be unable or that our board of directors may determine that it is inadvisable to pay future dividends at historic levels or at all; risks associated with changes in income tax laws and regulations; and risks associated with seeking new client relationships and maintaining existing client relationships.

Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and other documents we file with the SEC from time to time. We urge readers of this report to review those reports and other documents we file with the SEC from time to time. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this report, which speak only as of today's date, or to make predictions based solely on historical financial performance. We also disclaim any obligation to update forward-looking statements contained in this report or in the above-referenced reports, whether as a result of new information, future events or otherwise, except as may be required by law or NYSE rules.

Contacts

Investor contact: Jamie Britton, CFO, jbritton@ff-inc.com, (949) 476-0300